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                                                                     EXHIBIT 5.1


January 7, 2000


Sunshine Mining and Refining Company
877 W. Main Street, Suite 600
Boise, Idaho 83702

Re:   Registration of 4,535,732 Shares of Common Stock

Gentlemen:

We have acted as counsel to Sunshine Mining and Refining Company, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement registers the proposed offer and sale by certain stockholders of the Company (the "Selling Stockholders") of up to 4,535,732 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), to be issued upon the conversion of or as payment of interest on the Company's currently outstanding Senior Convertible Promissory Notes (the "Notes"). Pursuant to Rule 429 of the Securities Act, this Registration Statement is registering 2,500,000 additional shares of common stock and relates to the remaining unissued shares of common stock as of January 4, 2000 of 2,035,732 under a registration statement on Form S-3 (SEC File No. 333-41641).

In connection therewith, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"); (ii) the Bylaws of the Company (the "Bylaws"); (iii) the minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Notes and the issuance of the Shares; (iv) the Registration Statement and all exhibits thereto; (v) the Registration Rights Agreement, dated as of November 24, 1997 by and among the Company and the Selling Stockholders, among others; (vi) the Notes; (vii) the Purchase Agreement, dated as of November 24, 1997, among the Company and the Selling Stockholders, among others; (viii) the specimen Common Stock certificate filed as Exhibit 4.2 to the Company's Registration Statement on Form S-1 (Reg. No. 33-63446); and (ix) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to various

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Sunshine Mining and Refining Company
January 7, 2000
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questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation, the Bylaws, certain minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials and upon documents, records, and instruments furnished to us by the Company, without independent check or verification of their accuracy. Finally, we have assumed that all formalities required by the Certificate of Incorporation, Bylaws and the General Corporation Law of the State of Delaware will be complied with when the Shares are issued.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares to be issued by the Company upon the conversion of or as payment of interest on the Notes have been duly authorized and, when issued in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable.

The opinions expressed above are specifically limited to the General Corporation Laws, as amended, of the State of Delaware, and the federal laws of the United States of America.

This opinion (i) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and
(ii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to this firm under "Legal Matters" in the Prospectus forming a part of such Registration Statement.


Very truly yours,

/s/ HAYNES AND BOONE, LLP

Haynes and Boone, LLP